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Exhibit 10.3

                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT, entered into as of the Agreement Date (as defined in paragraph 1), by and between the Participant and ShopKo Stores, Inc. (the "Company");

                                WITNESSETH THAT:

      WHEREAS, the Company maintains the ShopKo Stores, Inc. 2004 Stock Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Restricted Stock Award under the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

      1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

a.    The "Participant" is _____________________.

b.    The "Agreement Date" is ____________________.

c. The "Restricted Period" is the period beginning on the Agreement Date and ending on _____________. Notwithstanding anything to contrary, this vesting period must comply with the restrictions set forth in Section 4.2 of the Plan.

d. The number of shares of "Restricted Stock" awarded under this Agreement shall be _______ shares.

Other capitalized terms used in this Agreement are defined in paragraph 6 or elsewhere in this Agreement.

      2. Award. The Participant is hereby granted the number of shares of Restricted Stock set forth in paragraph 1.

      3. Dividends and Voting Rights. The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that a dividend shall not be payable to or for the benefit of the Participant if the record date for such dividend occurs prior to the Agreement Date or on or after the date, if any, on which the Participant shall have forfeited the Restricted Stock. The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares on any matter for which the record date in respect thereof occurs prior to the Agreement Date or on or after the date, if any, on which the Participant shall have forfeited the Restricted Stock.

      4. Deposit of Shares of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Participant and shall be deposited with the Secretary of the Company.

      5. Transfer and Forfeiture of Shares. If the Participant's Date of Termination does not occur during the Restricted Period, then, at the end of the Restricted Period, the Participant shall become vested in the shares of Restricted Stock, and shall own the shares free of all restrictions otherwise imposed by this Agreement. The Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period, as follows:

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a.    The Participant shall become vested in the shares of Restricted Stock as of the Participant's Date of Termination prior to the end of the Restricted Period, if the Participant's Date of Termination occurs by reason of the Participant's death or Disability.

b. The Participant shall become vested in the shares of Restricted Stock as of the date of a Change of Control, if the Change of Control occurs prior to the end of the Restricted Period, and the Participant's Date of Termination does not occur before the Change of Control date.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant is vested in the shares. Except as otherwise provided in this paragraph 5, if the Participant's Date of Termination occurs prior to the end of the Restricted Period, the Participant shall forfeit the Restricted Stock as of the Participant's Date of Termination.

      6. Definitions. For purposes of this Agreement, the terms listed below shall be defined as follows:

a. Change of Control. The term "Change of Control" shall mean any of the following events:

            (1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
      (ii) and (iii) of subsection (3) below, or (v) any acquisition of 20% or more but less than a majority of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any individual, entity or group if at least a majority of the members of the Board of Directors of the Company were members of the Incumbent Board, as defined below, at the time of such acquisition; or

            (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case

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      may be, and (ii) at least a majority of the members of the Board of
      Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

b. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Agreement Date on which the Participant's employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

c. Disability. "Disability" is as defined in the Company's long-term disability plan as in effect at the time disability is being determined.

d. Plan Definitions. Except where the context clearly implies or indicates the contrary, capitalized terms not defined herein shall have the meanings specified in the Plan.

      7. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not distributed at the time of the Participant's death shall be distributed at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete distribution of benefits due under this Agreement, the amounts to be distributed under this Agreement shall be distributed to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary.

      8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

      9. Agreement Subject to Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

      10. Amendment. This Agreement may be amended as set forth in the Plan, or by written Agreement of the Participant and the Company, without the consent of any other person.

      IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.

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                                         Participant

                                         _______________________________________

                                         SHOPKO STORES, INC.

                                         By: ___________________________________

                                         Its: __________________________________

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